EXHIBIT 10.8

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

This Confidential Memorandum of Terms

Is being issued by:
Spotlight Innovation
("Company")
____________________

Nevada	46-0549098
State of Register	I.R.S. Employer Identification Number
________________________________

6750 Westown Pkwy Suite200-226
West Des Moines, IA 50266
515-274-9087
___________________

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

This is an all or none offer to sell securities of Spotlight Innovation, Inc. (Formerly: American Exploration Corp.), (the "Company") to Investor(s), (together, the "Parties"), signifying their agreement to these terms by executing copies of this Memorandum of Terms (the "MOT"). Should the full offering not be committed to within 7 business days of the Company execution date, this MOT will be null and void. This Memorandum of Terms is conditional on obtaining appropriate legal opinions and signing of completed offering documents ("Closing Documents" as described in Section II). Full offering acceptance will be followed by appropriate offering documents and other agreements between the Parties.

THE OFFER AND SALE OF THE CONVERTIBLE PREFERRED SHARES AND WARRANTS ("UNITS") DESCRIBED HEREIN ARE NOT BEING ISSUED UNDER A REGISTRATION THROUGH THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THROUGH REGISTRATION WITH ANY STATE'S SECURITIES ACTS, BUT ARE BEING ISSUED IN RELIANCE UPON AVAILABLE EXEMPTIONS FROM SUCH ACTS' REGISTRATION REQUIREMENTS. UNITS PURCHASED HEREUNDER MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON SALE, TRANSFER, HYPOTHECATION OR OTHERWISE. THESE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NO SUCH COMMISSION HAS PASSED UPON OR ENDORSED THE MERITS OF THESE UNITS OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. CHANGES IN INFORMATION OCCURRING AFTER THE DATE OF THIS MEMORANDUM ARE NOT NECESSARILY REFLECTED HEREIN. PURCHASE OF THESE UNITS INVOLVES A HIGH DEGREE OF RISK.

US NOTICE: Any dissemination of these terms to the general public, distribution within the borders of the United States of America, distribution to United States citizens abroad, or to other funding or investment sources could void any exemptions for Private Placement status under US Securities Law and is therefore prohibited. The Company and Investor(s) agree that no public announcements or dissemination of any information to any source other than the Company, the Advisor, the Intermediary or the Investor(s), will be made without first obtaining an opinion from legal counsel attesting that such announcement or dissemination will not void the private placement exemption or violate Regulation D, Section 4(2) or Section 5 of the Securities Acts of the U.S.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

Section I. Investment Assumptions & Definitions

1.1. Investment Assumptions

Company:	Spotlight Innovation
Public Market:	OTC
Symbol:	STLT
Cusip#:	849207105
Pre-Money Valuation:	$13,442,754
Share Consolidation Necessary:	See Section 4.10.

1.2. Additional Assumptions

1. If any consolidation or split of shares is contemplated by this agreement, the terms, prices and amounts listed herein are to be considered post share adjustment.

2. Class of Security and Series of Security shall be defined in terms of their Share Attributes, and unless specified as a Series of a Class of Share, shall encompass the whole Class of Securities.

1.3. Definitions

Advisor: The Advisor to this offering is Catwalk Capital, LLC.

Breakout: Those periods wherein cash transfer from the Company Account to the Working Account following attainment of all requirements for such Breakout is occurring.

Company Account: That account, which is managed by the Intermediary, in the name of the Company, where Investor(s) undertaking value is credited at Close.

Close: That action and statement by the Intermediary which formally puts the investment into full effect.

Corporate Undertaking: That letter to the Intermediary stating that the Company has delivered all necessary documents and taken all necessary corporate actions and requesting that the Intermediary close the transaction.

Intermediary: That institution responsible for closing, managing, monitoring and delivering the Cash Breakouts through the Account Management Agreement ("AMA").

Investor(s): Refers to any and all purchasers of this offering.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

Investment Term: That period from the executed USA to 1 year following the exercise of the last Warrant by the last investor.

Offering Documents: The Unit Subscription Agreement ("USA"), detailing the sale of securities, the Account Management Agreement ("AMA"), the Company Compliance Agreement ("CCA") detailing the lien against the Super voting Preferred to be issued to the Company insiders and any additional agreements necessary to complete the transaction. The AMA details the instructions for the Intermediary to manage the distribution of assets and monitor the milestones and requirements.

Unit: That combination of Convertible Preferred Shares (Convertible to Common Shares) and Warrants to purchase additional Common Shares which encompass the securities of the transaction.

Use of Proceeds: That capital inflow and outflow which includes the utilization of the capital from this offering to create valuation.

Use of Proceeds: That financial model shown in Exhibit D which itemizes the company cash flow values such cash flows and generates the terms for this Agreement.

Warrant: Each Warrant guarantees the holder the right to purchase 1 share of pre-registered common stock at a set price. Each Series of Warrants is to be purchased at those prices set forth in Column 5 of Figure 2. Each Unit will carry that number of warrants at each Warrant Series as detailed in Column 4 of Figure 5.

Workout: That period where each Breakout is delivered from the Company Account to the Company Working Account. Workouts assess deliverable Breakout Cash as per Market metrics as described in Section III.6. The Intermediary will monitor and account for those requirements necessary to calculate the release amounts during each Workout. A Workout is a maximum 30 calendar day, minimum 20 day market trading period.

Working Account: That domestic US, unrestricted, account, designated by the Company, for cash to be distributed from the Company Account by the Intermediary.

Workout Period: A Workout Period is a maximum of 30 days. If the Workout is not fully delivered during the current Breakout Period, additional Workout Periods, each of 30 days, would be employed. A Workout Period may be as short as 1 trading day.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

Section II. Investment

2.1. Offer Terms

This is an "All or None" offer to sell securities through a private placement of capital into Units of Convertible Preferred Shares (Convertible into Common Shares at the rate established in Figure 1.) and Warrants for common shares of the Company. This private placement will rely upon the US Securities Act of 1933 Sections 3(b) or 4(2) for its structure and on Regulation D for its exemption from registration. An S-1 registration or registrations to register the shares of this offering must be completed by the Company. The Preferred Shares shall have those attributes as described in Exhibit B. The underlying common shares shall have those rights and privileges as are described in the Company Bylaws.

Figure 1. (Offering Unit Structure)

Notes:
1.	Assumes current outstanding common for first 12 Breakouts. Discussion with counsel is advised.
2.	Each Warrant carries the right to purchase 1 registered common share. Warrants will be divided up into separate warrant classes A-AJ and are described in Section 2.2, figures 2-3.
3.	Includes all equity, including the VAM (described in Section 4.10.1), warrants and assumes no sales of shares by Investors.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

Figure 2. Per Unit Breakdown

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

2.2. Warrant Funding

The Use of Proceeds of any cash obtained from the exercise of these warrants will meet the requirements of Section 4.9. Individual Investor(s) Warrant Rights will be detailed in the USA. Underlying Common Shares of the Warrants must be registered and/or free trading prior to release of capital to the Company. The Company will include all of the underlying common shares of the warrants in a registration prior to Month 24 following closing. Warrant exercise is at the discretion of the Investor(s). The warrant exercise shall take place through the Intermediary. The warrant exercise process will be detailed in the AMA. Warrants expire 60 months following Breakout #36 if not exercised.

Figure 3. (Total Warrant Cash Payments)

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

2.3. Management Issuances

2.3.1. Value Added Model

The management team of the Company, as determined by the Advisor, will be issued a Value Added Model (“VAM”) as shown in Figure 4. Each series of VAM must be preceded by the fulfillment of the completed Milestone, Breakout and/or warrant series exercise for that VAM disbursement period as detailed in Figure 4. Such bonus pool will be divided according to any Company incentive stock plan or management bonus plan approved by the Investor(s), and reported to the market. Bonus amounts will be paid quarterly as follows:

Figure 4. (Value Added Model)

2.3.2. Super Voting Control Shares

The management team of the Company will be issued 500,000 shares of super voting preferred shares. The Attributes of these shares may be found in Exhibit C. These shares will be deposited with the Company Compliance Attorney for use in the Company Compliance Agreement.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

Section III. Investment Close

3.2.1. Closing Documents

Prior to undertaking completion, the Due Diligence and Closing Agenda items must be completed ("Closing Agenda" shall be completed following full commitment of a Memorandum of Terms.). The Closing Agenda may include the following items, but may include additional items as Investor(s) or Company counsel calls for:

Offering Documents:
Memorandum of Terms (the "MOT")
Unit Subscription Agreement (the "USA")
Account Management Agreement (the "AMA")
Company Compliance Agreement (the "CCA")
Approved Management VAM
Account Documentation
Corporate Resolutions
Corporate Undertaking
Attorney Opinion on Corporate Acceptance and Undertaking
Copies of Share Certificates and Opinion Letters

3.2.2. Intermediary

The Company shall open a Company Account at an Intermediary of Investor(s) choosing (the "Company Account"). The Intermediary shall be a licensed financial institution capable and experienced in managing this transaction. The Company Account will be credited with the purchase value from each Investor's cash undertaking.

3.2.2 Share Deposit

The Company shall cause the share certificates for the Preferred Convertible Shares and the warrants to be issued in the names of the Investor(s). Such certificates would be delivered to the Intermediary for safekeeping.

3.2.3. The Close

Following all required compliance items and final due diligence checks, the Intermediary will officially close the transaction by formally crediting the Investor(s) undertaking(s) to the Company Account and crediting the Unit certificates to the account(s) of the Investor(s). Upon completion of such action, the Intermediary will begin acting on the instructions present in the AMA.

3.3. Registration:

Ninety (90) days following Close, the Company will perform a Registration of that number of common shares underlying the Preferred Series A as described in Figure 1 "Common to Register", see note 1, to cover at a minimum, the first 6 Breakouts. Additional Registrations to cover the remaining underlying common will later be filed to provide continuity to the Breakout Schedule found in Section 3.4 Figure 5.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

3.4. Cash Breakouts

The total invested cash release is divided into that number of cash Breakouts as described in Figure 1, (“Breakouts”). Once those requirements detailed in Section 2 and Section 3-3.3 have been accomplished, apportioned "Breakouts" of cash from the Company Account would begin according to the Breakout requirements as described in Section 3.4-8.

Figure 5. (Breakout Detail)

(All Invested Amounts would be subject to deductions of account management and Investor(s) expenses (Including legal, accounting, account management, wire, transfer and bank fees) and payments prior to transfer from the Company's capital account to their working funds account. Any transfers of capital would have wire and or check costs and fees deducted from them. These transfer fees may vary depending on the size and destination of the transfer.)

3.4.1. Breakout Period

Each Breakout will comprise any amount of time necessary to meet the requirements set in Section 3.5. Breakouts must always be delivered in numerical order.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

3.4.2. Breakout Start

These items must be accomplished prior to Breakout start:

1.	Completed Registration on the Breakout Shares
2.	Conversion of the Preferred Shares to freely traded Common Shares
3.	Common Shares are electronically deposited with Intermediary
4.	Previous Breakout has completed
5.	Company is in compliance with all instruments
6.	Company is not notified of any non-compliance with applicable securities regulations

3.5. Breakout Market Metric Requirements:

3.5.1. Public Share Market Reality

Market Reality is defined by the market through: volume of shares traded (bought and sold), and, the price of the trades. The more volume at any price, the more that price level becomes “Reality”. Trading volume at or above the Trade Price Minimum, as detailed in Figure 6, {the "Release Volume"), details the cumulative trading volume for each Breakout release.

3.5.2. Trade Price Minimum

Trade Price Minimum is the lowest price that volume will be counted against the Release Volume in each Breakout.

Figure 6. (Market Metric Requirements)

3.6. Breakout/Workouts

3.6.1. Workout Periods

Each Breakout may be divided up into 1 or more cash Workouts to divide the accounting periods into 30 calendar day, (Minimum 20 trading day), periods called "Workouts". Any Breakout will continue through as many Workout periods as is necessary to fulfill the Workout Accounting. Each successive Workout will begin as soon as the previous Workout time is up, or the Release Volume has been met.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

3.6.2. Workout Accounting

Breakout Cash Workout metrics will be accounted as follows:

(Accountable Volume = Total Trading Volume above Minimum Bid Price)
Accountable Volume X 25% = Available Uncovered Shares
Available Uncovered Shares ÷ Breakout Common Shares = Share Release %
Share Release % X Breakout Cash Amount = Workout Release Cash

So if given the following theoretical parameters the release for a theoretical Workout Period would be as follows:

Figure 7. (Theoretical Workout for Breakout 1)

3.6.3. Breakout Completion

Intermediary will perform the Workout Accounting to identify the amount of cash to deliver in any Workout. When the cash value for any Breakout has been delivered, the Breakout is deemed completed. The next Breakout would start the next trading day.

3.7. Adjustment for Trade Pricing In Excess of Trade Price

3.7.1. Adjustment for Bid pricing greater than Breakout minimum Bid price

In the event the Trade Prices for the 30 day Workout Period, defined as where the cumulative 10 day Weighted Average Trade Price (the "WATP"), is greater than 130% of the Breakout Trade Price, as described in Section 3.5. Figure 6, the WATP will reduce the Breakout volume metric requirement, as described in Figure 6, and replace the calculation for the Breakout Common Shares used in Section 3.6.2.from the original "Breakout Common Shares" as shown in Figure 5, as follows:

Breakout Cash Amount ÷ WATP = Breakout Common Shares

This Breakout Common Share metric adjustment does not impact the actual shares already purchased by the Investor(s), which will remain at their original amount as described in Section 3.4. Figure 5.

3.7.2. Adjustment for pricing less than Breakout Trade Price

Should the Company wish to adjust any given Breakout Trade Price metric to a lower level, the Company may offer the Investor(s) additional shares. Such shares would be issued as restricted shares and added to the next registration. Should the Investor(s) accept the additional shares as a Price Adjustment, the Intermediary will be instructed to recalculate the Breakout release based on the lower price as the metric. The Investor(s) are under no obligation to accept any offer of shares, or, to reduce the Trade Price.

3.7.3. Price Adjustment Steps

1. Company determines pricing for the Breakout
2. Advisor recalculates Breakout metrics for the Breakout utilizing the new Trade Price
3. Amendment to the Original USA and AMA signed by all parties
4. Amendment delivered to Intermediary to adjust current instructions

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

3.7.4. Price Adjustment Caveats

1. No Investor shall control more than 4.9% of the company's common shares at any given time. Breakouts in excess of this 4.9% would require special permission of the Investor(s).
2. Price Adjustment Shares will be issued in the Intermediaries name electronically, or, in Certificate form and held until registered.
3. Investor(s) do not have to accept the Price Adjustment and may wait until corporate developments fuel the share valuation.
4. Should the Price Adjustment be requested in the last 6 Breakouts, a registration must be completed prior to such utilization to provide free trading shares.
5. Price Adjustments will be calculated upon receipt by the Intermediary of the adjusting shares back to the beginning of the current Breakout.

3.7.5. Price Adjustment Increases Volume Metric

Any downward adjustment of the Breakouts Trade Price will simultaneously adjust the Volume metric upwards. The Advisor will calculate the volume metric adjustment and the adjusted volume metric will replace the metric described in figure 7 for that Breakout only.

3.8. Breakout Cash Flow Waterfall

Expending any Cash transferred from the Company Account to the Working Account will be prioritized in the following order:

i.	Expenses, Fees and cash holdback payable
ii.	Public and Investor(s) Relations as described in the Use of Proceeds
iii.	Debt Service
iv.	Use of Proceeds

Section IV. Management

4.1. Use of Proceeds (UOP)

The Company will adhere to the Use of Proceeds set forth in Exhibit D. The Company agrees not to use funds from this offering for any purpose not listed in the Use of Proceeds ("UOP") without previous approval in writing from the Advisor. Company further agrees that any significant deviance from this UOP, will be approved in writing by the Investor(s), through the Advisor, prior to such deviation. The Advisor will be the sole arbiter of the significance of the deviation. The Company understands that any such deviation from the UOP may alter the valuation metrics used to evaluate the risk of this offer and increase the risk metrics beyond what the Investors are agreeing to bear. Nothing in this document would restrict the Company from utilizing funds not included in the UOP, or received from a separate offering previously approved by the Investor(s), for purposes as the Company sees fit.

4.2. Communications & Control

4.2.1. Non-Contact

The Company will ensure that its officers, directors, employees, affiliates and consultants agree not to communicate directly with the Investor(s) at any time. Any verbal communications to the Investor(s) may entail unintentional dissemination of inside non-public information, material representations, or, material disclosures, and, must therefore be avoided.

4.2.2. Advisor Role

The Company understands that the Investor(s) have retained Catwalk Capital, LLC, (the "Advisor") as their Purchase Advisor to perform Due Diligence, opine on the investment opportunity and monitor the investment process. All communications with the Investor(s), or, Intermediary, shall be conducted through the Advisor. Any discussion of items needed, document delivery or general questions would be directed to Advisor. Any additions or modifications which may be requested or suggested by the Company, must be provided in writing to the Advisor who will communicate such requests to the Investor(s) and Intermediary for their approval.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

4.2.3. Quarterly Report to Advisor

The management of the Company agrees to provide a written report to the Advisor quarterly. This Milestone report will include the Milestones identified in the design of the Use of Proceeds. The report will discuss the Company’s achievement of any milestones and/or its progress towards achievement of milestones. These reports should be delivered no later than 10 days following the filing of the Company’s quarterly, or, annual financials. If the Company is not yet fully reporting, these reports will be due 10 days following the completion of the Company’s quarterly or annual financial statement review.

4.3. Expenses and Fees

4.3.1. Company Expenses

During the Investment Term, the Company will bear all expenses for the preparation, negotiation and management of this offering including, but not limited to: document creation, due diligence management, escrow, accounts, registrations, filings, professional fees, document processing, account management services and wire and bank fees.

4.3.2. Investor(s) Expenses

During the Investment Term, the Investors will bear their own expenses for investigating this offering and its merits, risks and potential.

4.3.3. Cash Holdback

During the Investment Term, the Intermediary will hold back portions of the deliverable capital to cover any expenses and/or fees which may be billable to the Investors or, the Intermediary during the course of the Offering. These expenses are outlined in Figure 3 and Figure 5. Any cash Holdback is non-refundable.

4.3.4. Intermediary Account Fees

During the Investment Term, the Intermediary will charge monthly and annual fees for the Account maintenance. Intermediary will also charge fees for share deposit, transfer, cash transfers and accounting statements. Bank and wire fees are subject to change.

4.4. Break Up Following Close

The Company understands that:

1.	Following Close, there shall be no ability for either the Company or the Investor(s) torescind or cancel the transaction without mutual written agreement of all parties.
2.
Any Breakup following Close will require a negotiated Breakup settlement between theparties. The Company understands that the Investors are not operating jointly, and assuch, each Investor may agree or disagree with such settlement proposal. The Companyrepresents that there is no previously negotiated Breakup Agreement.

3.	Should a negotiated Breakup of the transaction occur following closing, any suchagreement must provide an allotment to cover costs and expenses of the Advisor andIntermediary.
4.	The Investor(s) are under no obligation to agree to any such Breakup offer unless satisfiedwith the terms of such Breakup settlement.
5.	The Company may not cancel or Breakup the investment by delay or refusal to providedocumentation.
6.
Any public dissemination or filing of documents stating that the transaction has beenbroken up or cancelled without a mutually agreed Breakup must be considered as amaterial untrue statement and would subject the Company to potential regulatory actions.

7.
Any Breakup Settlement Agreement will not be considered as complete until all itemsnecessary to complete such Agreement have been accomplished including shareissuance, registration, delivery of shares to Intermediary and any other items called forin the Settlement Agreement.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

4.5. Compliance by Company

At close, the Company shall deposit 500,000 super voting Preferred Shares Described in Exhibit C with an attorney of the Advisors and Company's choosing under an escrow and compliance agreement (the "Company Compliance Agreement" or the "CCA"). The escrow will be accompanied by stock powers for transfer of the super voting shares to the Compliance Attorney in the event the Compliance Attorney is forced to compel the Company to act should any of the following circumstances described in Section 4.5.1 and/or 4.5.2 below continue unresolved and the Compliance Attorney is forced to take those actions described in this Section 4.5.3 below:

During the Investment Term, the Company understands that:

4.5.1.	Should the Company be out of compliance with any of the following:

a.	Failure to file a Registration with the US Securities Exchange Commission ("SEC"), covering the shares described in Section 2.1, within 6 months of the Closing.
b.	Failure to file continuing registrations to register any remaining common shares attached to the Units or warrants to this offering, or;
c.	Failure to provide proper documents to deposit certificates attached to thisoffering, or;
d.	Failure to provide legal opinions for shares attached to this offering, or;
e.	Failure of the Company to communicate with the Advisor to provide quarterly reports, resolve issues and maintain communications, or;
f.	Failure to maintain compliance with requirements set in this MOT, the USA or AMA, or;
g.	Failure to be a going concern by the filing of a petition for bankruptcy, eithervoluntarily or involuntarily, or, by the ceasing of business activity, or;
h.	Failure to meet the requirements and representations of this MOT or any of the subsections thereof, or;

4.5.2.	Should the Company Institute any of the following:

a.	Cancellation of certificates attached to this offering without the permission ofthe Investor(s), or;
b.	Institution of any suits to force a Breakup, or;
c.	Filing of any documents, statements, or, issuance of any press releases stating that thetransaction is canceled or dissolved when in fact it is not, or;
d.
Filing of any disclosure notifications or dissemination of any press release stating that there is a negotiated settlement unless and until all deliveries necessary to make such settlement effective have been made, then;

4.5.3.
Immediately upon discovery of an instance of non-compliance, the Compliance Attorney shall demand the Company come into compliance within 30 days of receiving Notice. During the 30 day Notice Period, the Company must communicate a plan to the Investor(s), through the Advisor with Notification to the Compliance Attorney, to rectify such non-Compliant situation. If the Investors have not agreed to such plan, or issued an extension to the Company, during the Notice Period, with notice to the Compliance Attorney of same, the Compliance Attorney shall:

a.	Transfer the Super Voting Shares to the Compliance Attorney, who may then;
b.	Institute a shareholder vote to:
i.	Force compliance through shareholder directives, or:
ii.	Call for a Shareholder vote to replace management should management beobstructionist or if the actions of management continue to leave theCompany out of compliance, or:
iii.	Bring additional management or replace management as necessary to puta plan in place to force compliance.
c.
Once compliance is reestablished, the Super Voting Shares will be transferred tothe then Board of Directors in percentage proportion to the number of board seats.The new holders will be required to produce additional stock powers prior tothis transference to reestablish the CAA escrow.

d.	Any legal expenses in addition to the original Company Compliance Agreementsetup will be charged to, and be paid by, the Company.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

4.5.4.
Notice Provisions

Initial Notice must be delivered, to the Company, Advisor and the Compliance Attorney, through a certified letter addressed to the addresses contained in the Compliance Agreement. Following initial Notice, electronic communication may be utilized. Upon certification of delivery, the Compliance Attorney will start the 30 day clock.

4.6. Negative Covenants

4.6.1. Dilutive Issuances

During the Investment Term, the Company must obtain prior written approval of the Investor(s), through the Advisor, for any issuance of shares of any class of securities by the Company for any reason. The Advisor will be the sole arbiter of the impact of any issuance to the valuation of the Company and the offering contemplated herein. The Company must inform and communicate with the Advisor the terms, conditions and covenants of any such issuance and await acceptance individually by the Investor(s).

4.6.2. Share Consolidations

During the Investment Term, the Company is restricted from performing any consolidation of its capital structure without the express written approval of any Investor(s) who have subscribed to this Memorandum of Terms.

4.6.3. Restricted Capital Activities

During the Investment Term, the Company agrees not to: engage with, or, support, either monetarily, through the use of company resources, or, through public message, any of the activities described below:

i. Pornography or Prostitution
ii. Human Embryo Abortion or Abortive Support
iii. Child Labor (According to the United Nations-International Labor Organizations, 1976 Minimum Age Convention No.138)
iv. Support for Terrorist or Hate Groups either monetarily or by gift of resources
v. Human Trafficking and human slavery
vi. Social or Religious opinions which may be contentious or harm the Company image
vii. Supplying of Weapons in contravention of US and/or International law
viii. Monetary gift, donation or payment which would suppress or prohibit the free exercise of rights of any person or group due to ethnic, religious, racial, sexual or political viewpoints or to support persons or groups in their pursuit of such suppression of other groups

4.6.4. Disposition of Assets

During the Investment Term, the Company agrees not to perform any sale, merger, divestiture, bankruptcy or spin-off which would consist of 5% or more of the underlying assets (Including Intellectual Property), revenue sources, or, future revenue stream, unless prior written approval has first been obtained from the Advisor.

Ref #: «Equity_Cusip_»	CONFIDENTIAL

Memorandum of Terms Delivery No: 01
Memorandum of Terms Identification No: MOT 849207105 STLT

4.6.5. UOP Restrictions

During the Investment Term, the Company agrees not to use funds from this offering for any of the following items unless previously agreed to and/or included in the Use of Proceeds referred to in Exhibit D of this Memorandum of Terms:

a. Leasing vehicles, aircraft or boats for senior management's or consultant's personal use
b. Legal or G&A not related to corporate operations, public company listing or those items contained in the Closing Documents, or, this Agreement
c. Loans to management, shareholders or non-owned entities
d. Settlement of legal liabilities
e. Severance package or past due salary payments
f. Payment of license fee's, royalties or any billing which will ultimately be paid to management, directors, their heirs, family, trusts, estates or businesses.

4.6.6. Share Attributes

At no time during the Investment Term, without the written consent, or, affirmative vote of the Investor(s) who have subscribed to this offering, the Corporation shall not, either directly or indirectly, affect the powers, preferences, or special rights, of any class of stock or security described in this Agreement.

4.7. Affirmative Covenants

The company will be in compliance with the following items during the Investment Term. If such items are out of compliance, the company agrees it will not have access to the funds in their account and may be subject to the CCA, until the compliance issue is remedied or a workaround is mutually agreed to with the Advisor.

4.7.1. Company will at all times during the Investment Term, maintain corporate compliance with applicable jurisdictional regulations.

4.7.2. Company will at all times during the Investment Term, provide and maintain full corporate authority evidenced by:

a. Certificate of good standing or proof of corporate compliance with state authority.
b. Corporate undertaking secured by a corporate resolution authorizing the issuance of the shares and acceptance of the offering documents. Such resolutionmust be suitable to the Intermediary for purposes of share deposit.
c. Proper filings of corporate capital Structure alterations such as 14C securities filings, state filings and shareholder votes if required by state regulations orcorporate bylaws.

4.7.3. Company will at all times during the Investment Term, report their audited financials to the proper governmental regulatory agency so as to maintain fully reporting status.

4.7.4. Company will at all times during the Investment Term, be publicly traded on an exchange acceptable to the Investor(s), or would upgrade to such exchange as required.

4.7.5. Company will at all times during the Investment Term, adhere to the Use of Proceeds model as set forth in Exhibit D. Any deviance from this UOP schedule must be discussed with the Advisor, prior to such deviation. If the deviance is to be a permanent change, the Advisor will need to obtain the Investors approval of such change to the Use of Proceeds in writing.

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4.8. Offering Controls

4.8.1. Funds Management

An Account Management Agreement ("AMA") will be established which will manage the pre-closing, closing and post-closing administration of this offering. The Intermediary will obtain capital commitments from the Investor(s). The Company shall deliver the Unit securities to Intermediary (Preferred Shares and Warrant Certificates). At close, the Company Account will be credited with the Investors undertakings. Preferred Shares and Warrants would be credited to Investor(s) accounts. The AMA will take over the operation of the investment and the sale will be deemed closed. The AMA will manage the Breakouts.

4.8.2. Share Management

The shares of Preferred and the Warrants shall be held in safekeeping by the Intermediary. Following the Close and the Registration(s) covering the Breakout(s), and prior to each Breakout, the Intermediary will request a conversion, from the Company, of the Investor(s) Preferred Shares, into Common Shares. Once the Intermediary receives those Common Shares electronically, it will begin tracking Workout Accounting, as described in Section 3.6.2., and, upon meeting the Breakout Market Metric’s as established in Section 3.5, release each Breakout to the Working Account.

4.9. Confidentiality

The Company will keep this and other investment documents confidential in their entirety and will not disclose either the documents or the terms thereof to any party which is not a party to this investment until such time as the offering is Closed. At which time, the Company will limit its disclosure to any public filings which must be made to maintain compliance with applicable Securities regulations. Any filing, press release or public disclosure related to this offering, will be approved by the Advisor prior to any such action.

4.10. Milestones and Action Items

4.10.1. The Company plans to accomplish the following items prior to closing:

i.	Issuance of Preferred Shares A & C

4.10.2. The Company plans to accomplish the following items prior to Breakout 1:
(These are in addition to other compliance items listed in this document)

i.	Completion of Bridge Funding.
ii.
Adjustment of Series A Preferred Certificate of Designation to amend: (a.) the redemption value from $73.44 to $78.80 per share, (b.) removal of all language which would consolidate the Series A Preferred Shares or alter the conversion rate at which the Series A Preferred Shares convert into common shares due to any consolidation of the common shares.

ii.	Registration on the underlying shares for Breakouts 1-3.

4.10.3. The Company plans to accomplish the following items within the given time frames:
i.	An Investment Bank, acceptable to Investors, would be retained by theCompany no later than Month 18 following Registration acceptance. TheInvestment Bank would provide the following:
1. Retail investor support
2. Analyst coverage support
3. Uplisting strategy & support
4. Aid in secondary offering structure
5. Aid in Acquisitions and or Mergers
6. Management acquisition, strategy & support
7. Deal optics improvement
8. Road show support
9. Industry research coverage and strategy
10. Sarbanes Oxley strategy and transparency increase

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ii.	The Company will make application to a higher exchange acceptable to theInvestors as soon as the common share market price allows such a listing to beobtained, but at latest by month 30.
iii.
If, at any time, following 18 months after the close of this offering, the market price of the common shares is less than $5.00 per share, the board will approve and then present for shareholder approval an authorization to perform a share consolidation sufficient to allow the market price to meet or exceed $5.00 per share.

iv.
If during the period comprising 60 months following the close of this offering, the price of the common shares in the market is greater than $30 per share, the board shall approve and present to the shareholders an authorization for the company to perform a forward split of the shares such that the market price is maintained at or near the $20 per share basis.

4.11. Registration

4.11.1. Mandatory Registration Requirements

The Company shall prepare and file with the SEC a Registration Statement, or, statements, covering those underlying common shares listed in Column 2 Row 4 of Figure 1, on Form S-1 or, on such other form as is available. Such initial registration or, registrations will commence within 90 days of the close of this offering.

4.11.2. Additional Registration Provision

The Company shall amend the Registration Statement, or, file new Registration(s) in succession, so as to cover all underlying common shares of the Preferred and Warrants. Such additional registrations or amendments will be filed by the Company 120 days or more prior to the expected Breakouts that the underlying common shares are included within.

4.12. Piggyback Rights

At any time during the investment term where a business combination, divestiture, spin-off, share issuance or sale, the Company will first obtain the written consent, or, affirmative vote of the Investor(s) who have subscribed to this offering. Any rights granted in this Agreement shall inure to and become enforceable in any agreement related to such business combination, divestiture, spin-off, share issuance or sale.

4.13. First Rights

The Investor(s) through the Advisor shall have First Rights to invest through equity in any: business or business combination entity which is formed from, comprised in any percentage of, or significantly benefitting from the assets, strategies, intellectual property, sales streams or management of the Company (the "Combination Entity"), for a period of 5 years following the end of the Investment Term. The Company, or the Combination Entity, shall notify Advisor in writing, and await the affirmative written permission of the Advisor, prior to entering into any agreement which falls within the description of this section 4.13. The Advisor shall have the right to invest in the Combination Entity using its proprietary investment model on terms similar to the terms of this Agreement. The Company may make an offer to the Investor(s) and Advisor, to buy their right of first refusal. The Investor(s) and Advisor may accept or deny any Company offer. Any investment made by the Investors(s) through the Advisor will have the following parameters:

i.	No more than 45% dilution in the Convertible Preferred Round
ii.	No more than 55% full dilution with warrant exercise
iii.	Registration required
iv.	Use of Proceeds model to be developed by Advisor
v.	VAM issued to management for performance
vi.	Compliance controls in place
vii.	Combination Entity will be required to become public through either an IPO or a direct listing
viii.	Combination Entity will be required to maintain a fully reporting status at all times, whether public or private

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Section V. Acceptance of Terms

By issuing this Memorandum of Terms, the Company signifies that it will enter into such offer with the Investor(s). This is an offer to sell securities under these terms by the Company to the Investor(s).

This Memorandum of Terms is good for acceptance for 7 business days after the signature Date located on the signature line for the Company below. If at that time, the Advisor has not received signatures, this Memorandum of Terms would become invalid. Upon full commitment of capital, these terms will be implemented into the offering documents (The Unit Subscription Agreement ("USA") and the corresponding Account Management Agreement ("AMA")).

By signature below, the Investor signifies their intent to subscribe to that number of Units for such amount as is detailed in the name block. Nothing in this document or in the location of signatures signifies any pooling of interest or common share sales agreement. The Investor(s) represent(s) that they are purchasing for their own account and not for the account of others and not with a view to redistribute such securities. Further, each Investor(s) certify and herby represent that they are an "Accredited Investor" as defined in the US Securities Act of 1933 under Regulation D, Rule 501 (a copy of which is included in Exhibit G.).

Spotlight Innovation, Inc.	Cris Grunewald	Date: 06.09.2014

6750 West Town Pkwy, Ste-226 West Des Moines, IA 50266	Signature

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Exhibit A
Capital Structure

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Exhibit B
Preferred Share Attributes

Preferred Share Attributes Series A	
Issued By:	**Spotlight Innovation** **6750 Westown Pkwy Suite200-226** **West Des Moines, IA 50266**
Par/Face Value:	$ 0.001
Conversion Price:	See Breakout Metrics
Conversion Rate:	1-100
Conversion Rights:	**Voluntary:** The holders of shares of this Series of Preferred Stock may convert into common stock at any time upon the written notice of election (the "Conversion Notice") of the holders into such number of fully paid and nonassessable shares of common stock as is determined by multiplying (A) the number of the Shares of this Series of Preferred stock to be converted by (B) the Conversion rate. **Automatic:** Each share of this Series of Preferred Stock shall automatically be converted, without the payment of any additional consideration, into fully paid and nonassessable shares of common stock at the Conversion Rate as of 120 days prior to the expiration of this Preferred Series.
Dividend Payable:	The Company shall deliver Cumulative dividends equal to the "Dividend Percentage" per annum per share when, as and if declared by the Board.
Dividend Percentage:	Any Dividend authorized shall be distributed to this Preferred Series in proportion to the number of underlying Common Shares which this Series of Preferred Shares would convert into.
Anti-Dilution:	No additional Supervoting shares shall be issued unless and until these shares are retired.
Company CALL:	The Company may call the equity portion of the investment at a price of the CALL Value.
CALL Value:	$ 78.80
Put Rights:	PUT rights back to the Company Due to "Liquidation Event" in Company.
Exemption for Issuance:	Private placement to a limited number of accredited investors pursuant to an exemption from registration under the Regulation D Rule 506 safe harbor for Section 4(2) of the Securities Act of 1933, as amended.
Voting Rights:	Each outstanding share of this Series of Preferred Stock shall be entitled to a number of votes equal to the number of shares of common stock into which such share of Preferred Stock is then convertible.

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Preferred Share Attributes Series A	
(Continued)	
Negative Covenants:	At any time when shares of this Series of Preferred Stock are outstanding, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of this Series of Preferred Stock together as a single class, the Corporation shall not, either directly or indirectly, affect the powers, preferences, or special rights, of this Series of Preferred Stock, or generally engage, directly or indirectly, in capital transactions that negatively affect this Series of Preferred Stock.
Liquidation Preference:	Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a "Liquidation Event"), each holder of outstanding shares of this Series of Preferred Stock shall be entitled to be paid ratably in cash or marketable securities, after payment of any amount due in respect of any senior securities, if any, and before any amount shall be paid or distributed to the holders of junior securities, an amount per share of this Series of Preferred Stock equal to the original issues price, as adjusted for non-capital events, plus all accrued but unpaid dividends, whether or not declared, on such share of Preferred Stock, subject to automatic conversion into common stock if common stock were to receive a greater distribution. The holders of a majority of the outstanding shares of this Series of Preferred Stock may elect to have treated a merger or sale of assets as a Liquidation Event.
Anti-Dilution:	The Conversion Price is not subject to adjustment for certain capital and non-capital events, as more specifically provided in the Corporation's certificate of incorporation. Among other things, no adjustment to this Series of Preferred Share's shall be made following a capital adjustment of the common shares of the corporation. Conversion Price and rate shall remain as stated in this document regardless of any consolidation of the common shares. Additional Shares of common stock shall not include: (1) shares of common stock issued upon conversion of this Series of Preferred Stock; (2) 176,600,000 Shares of Common Stock and or Options therefore issuable to the Corporation's officers, directors, employees, consultants or independent contractors pursuant to an approved plan;"&" (3) the issuance of securities issued pursuant to the acquisition (by merger or otherwise) by the Corporation of all or substantially all of the capital stock of any other entity, provided that such issuance was approved by the Board of Directors; and (4) the issuance of securities pursuant to the Warrant Exercise described in this document.

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Exhibit C
Supervoting Preferred Share Attributes

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Exhibit D
Use of Proceeds
(Attached as a pdf “AEXP UOP Close”)

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Exhibit E
(Intentionally Omitted)

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Exhibit F
Corporate Resolution for this Offer

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Exhibit G
US Securities Act of 1933, Regulation D, Rule 501

Rule 501 -- Definitions and Terms Used in Regulation D

As used in Regulation D, the following terms shall have the meaning indicated:

A. Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8. Any entity in which all of the equity owners are accredited investors

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